UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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GW PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2021

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland	D04 E5W7
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code 011-353-1-634-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2021, Jazz Pharmaceuticals Public Limited Company (“Jazz,” the “Company,” “we” or “our”), as guarantor, and certain of its wholly-owned subsidiaries, entered into Amendment No. 3 (the “Amendment”) to that certain Credit Agreement, dated as of June 18, 2015 (as previously amended by Amendment No. 1 to the Credit Agreement, dated as of July 12, 2016 and Amendment No. 2 to the Credit Agreement, dated as of June 7, 2018, the “Existing Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender.

The Amendment amends the Existing Credit Agreement to permit the issuance of senior secured notes pursuant to the proposed private offering (the “Offering”) of senior secured notes (the “Notes”) (further described below) by Jazz Securities Designated Activity Company, a wholly owned subsidiary of the Company, and makes certain related changes as set forth therein. We expect to refinance the Existing Credit Agreement with new senior secured credit facilities in connection with the proposed acquisition by Jazz of GW Pharmaceuticals PLC (“GW”) (the “Acquisition”) pursuant to the Transaction Agreement, dated February 3, 2021, by and among Jazz, GW and Jazz Pharmaceuticals UK Holdings Limited.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The Company is furnishing certain preliminary unaudited estimated consolidated financial information as of and for the three months ended March 31, 2021. This preliminary unaudited estimated consolidated financial information was prepared by the Company’s management in connection with the proposed Offering of Notes described under Item 7.01 below, represents estimates based on information currently available to the Company and is subject to change. The Company has provided estimates (and in certain cases, ranges of estimates) because the Company has yet to complete its normal review procedures for this period. The actual, reported financial information may not be within these ranges, and may differ materially from the estimates presented. In particular, the actual, reported financial information remains subject to the completion of the Company’s other quarterly closing procedures and the review of the Company’s unaudited condensed consolidated financial statements by Company’s independent registered public accounting firm, KPMG.

As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. This preliminary unaudited estimated consolidated financial information should not be viewed as a substitute for full interim financial information prepared in accordance with GAAP. The preliminary unaudited estimated information is not necessarily indicative of the results or financial position that may be achieved for the rest of the 2021 fiscal year or any future period. KPMG has not audited, reviewed, compiled or performed any procedures with respect to any of the estimates contained herein. Accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. As a result of the foregoing considerations and limitations, investors are cautioned not to place undue reliance on this preliminary unaudited estimated consolidated financial information.

Based on its preliminary analysis, the Company is providing the following preliminary unaudited estimated consolidated financial results and cash position as of and for the three months ended March 31, 2021.

Revenues

The Company estimates that, for the three months ended March 31, 2021, its revenues were between $605 million and $610 million representing an increase of approximately 13% to 14%, respectively, compared to $535 million for the three months ended March 31, 2020. The increase in total revenues compared to the first quarter of 2020 primarily related to inclusion of revenues from Xywav and Zepzelca following the launch of these products in 2020, partially offset by a reduction in Xyrem revenues as existing patients continued to transition from Xyrem to Xywav.

Net Income (Loss) and Adjusted EBITDA

For the three months ended March 31, 2021, the Company expects GAAP net income to be between $120 million and $124 million, compared to GAAP net loss of $158 million for the three months ended March 31, 2020.

The Company estimates that, for the three months ended March 31, 2021, its Adjusted EBITDA was between $303 million and $307 million representing an increase of approximately 21% to 23%, respectively, compared to Adjusted EBITDA of $250 million for the three months ended March 31, 2020. EBITDA is defined as net income (loss) before income taxes, interest expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain other charges and adjustments as shown in the GAAP to non-GAAP reconciliations table below. Adjusted EBITDA included herein is as calculated to determine covenant compliance under Jazz’s Existing Credit Agreement. Neither EBITDA nor Adjusted EBITDA is meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP, when available; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. We believe, however, that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, potential investors.

The following table reconciles estimated GAAP net income for the three months ended March 31, 2021 and actual GAAP net loss for the three months ended March 31, 2020 to estimated Adjusted EBITDA for the three months ended March 31, 2021 and actual Adjusted EBITDA for the three months ended March 31, 2020, respectively:

	Three months ended March 31,
$ in millions	2021		2020
	Low	High
GAAP net income (loss)	$120	$124	$(158)
Income tax expense (benefit)	18	18	(51)
Interest expense	29	29	23
Depreciation and amortization	73	73	67

EBITDA	240	244	(119)
Interest income	(1)	(1)	(4)
Share-based compensation expense	34	34	29
Unrealized loss from swap agreements	22	22	6
Transaction-related costs	8	8	—
Impairment charge	—	—	136
Upfront and milestone payments	—	—	202

Adjusted EBITDA	$303	$307	250

Cash and Cash Equivalents and Investments

The Company estimates that, as of March 31, 2021, it had cash, cash equivalents and investments of $2.4 billion, representing an increase of $0.3 billion compared to the balance of $2.1 billion as of December 31, 2020.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On April 20, 2021, the Company issued a press release announcing the Offering of the Notes by Jazz Securities Designated Activity Company, a wholly owned subsidiary of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

In connection with the Offering, on April 20, 2021, the Company will commence distribution of a preliminary offering memorandum relating to the Offering. Excerpts from the preliminary offering memorandum are attached hereto as Exhibit 99.2 incorporated by reference into this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission that any information in this report is material or required to be disclosed by Regulation FD.

Item 8.01	Other Events.

The Company currently expects the consummation of the Acquisition to occur in the first half of May, subject to the satisfaction or permitted waiver of the conditions to closing, including receipt of the required GW shareholder approvals.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 3 to the Credit Agreement, dated as of June 18, 2015, by and among Jazz Pharmaceuticals Public Limited Company, Jazz Securities Designated Activity Company, Jazz Pharmaceuticals, Inc., Jazz Financing I Designated Activity Company, Jazz Pharmaceuticals Ireland Limited, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer.

99.1	Press Release, dated April 20, 2021, announcing the launch of the Offering.

99.2	Excerpts from Preliminary Offering Memorandum, dated April 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Forward-Looking Statements

This communication contains forward-looking statements regarding Jazz and GW, including, but not limited to, statements about the company’s commercial and R&D objectives, including statements regarding planned and recent product launches, potential regulatory approvals, initiation of clinical development studies, and expansion and diversification of the company’s pipeline and business; statements related to financial information that the Company expects to report; and statements related to the proposed Acquisition of GW and the anticipated timing, results and benefits thereof, including the potential for Jazz to accelerate its growth and neuroscience leadership, and for the acquisition to provide long-term growth opportunities to create shareholder value; Jazz’s expected financing for the transaction; and other statements that are not historical facts. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jazz’s or GW’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Jazz’s and GW’s ability to complete the acquisition on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of GW and Jazz management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the risk that GW’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; Jazz’s ability to obtain the expected financing to consummate the acquisition; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition; GW’s dependence on the successful commercialization of Epidiolex/Epidyolex and the uncertain market potential of Epidiolex; pharmaceutical product development and the uncertainty of clinical success; the regulatory approval process, including the risks that GW may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that GW may be unable to obtain regulatory approvals of any of its product candidates, including nabiximols and Epidiolex for additional indications, in a timely manner or at all; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of Jazz’s ordinary shares or GW’s American depositary shares or ordinary shares; the possibility that, if Jazz does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jazz’s ordinary shares could decline; potential litigation associated with the possible acquisition; regulatory initiatives and changes in tax laws; market volatility; and other risks and uncertainties affecting Jazz and GW, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz’s and GW’s Securities and Exchange Commission (the “SEC”) filings and reports, including Jazz’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, GW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, GW’s definitive proxy statement filed with the SEC on March 15, 2021 and future filings and reports by either company. In addition, while Jazz and GW expect the COVID-19 pandemic to continue to adversely affect their respective business operations and financial results, the extent of the impact on the combined company’s ability to generate sales of and revenues from its approved products, execute on new product launches, its clinical development and regulatory efforts, its corporate development objectives and the value of and market for its ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. Moreover, other risks and uncertainties of which Jazz or GW are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Jazz or GW on their respective websites or otherwise. Neither Jazz nor GW undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

In connection with the proposed transaction, GW has filed a definitive proxy statement on March 15, 2021 with the SEC. Each of Jazz and GW may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF GW, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the definitive proxy statement and other documents containing important information about Jazz, GW and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Jazz will be available free of charge on Jazz’s website at https://www.jazzpharma.com. Copies of the documents filed with the SEC by GW will be available free of charge on GW’s website at https://www.gwpharm.com.

Participants in the Solicitation

Jazz, GW, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from GW’s security holders in connection with the proposed transaction. Information about GW’s directors and executive officers is set forth in GW’s proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on April 7, 2020, and its Current Report on Form 8-K filed with the SEC on September 10, 2020 and subsequent statements of beneficial ownership on file with the SEC. Information about Jazz’s directors and executive officers is set forth in Jazz’s proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on June 12, 2020 and subsequent statements of beneficial ownership on file with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of GW’s security holders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement.

No Offer Or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Jazz securities to be delivered in the proposed transaction are anticipated to be delivered in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2021	JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

	By:	/s/ Renée Galá
	Name:	Renée Galá
	Title:	Executive Vice President and Chief Financial Officer